Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 4 to Registration Statement #333-190904 on Form S-1 of AMC Entertainment Holdings, Inc. of our report dated March 20, 2013 related to the financial statements of National CineMedia, LLC appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Denver, Colorado

November 26, 2013